     As filed with the Securities and Exchange Commission on July 13, 2000

                                                   Registration No. 333-________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             NETWORK ENGINES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  04-3064173
  (State or Other Jurisdiction of                   (I.R.S. Employer
   Incorporation or Organization)                Identification Number)

    25 Dan Road, Canton, Massachusetts                 02021-2817
 (Address of Principal Executive Offices)              (Zip Code)


                           1999 STOCK INCENTIVE PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                        2000 DIRECTOR STOCK OPTION PLAN
                           (Full Title of the Plans)

                             Lawrence A. Genovesi
                     President and Chief Executive Officer
                             Network Engines, Inc.
                                  25 Dan Road
                       Canton, Massachusetts 02021-2817
                    (Name and Address of Agent for Service)

                                (781) 828-6767
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
             Title of                                       Proposed
            Securities                      Amount      Maximum Offering       Proposed Maximum         Amount of
              to be                         to be            Price            Aggregate Offering       Registration
            Registered                    Registered       Per Share                Price                  Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to
be issued under the 1999 Stock
Incentive Plan, as amended                 4,369,513        $3.838077(1)          $16,770,527.35          $ 4,427.42
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to
be issued under the 1999 Stock
Incentive Plan, as amended                 2,442,735            17.00(2)           41,526,495              10,962.99
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to
be issued under the 2000 Employee
Stock Purchase Plan                         750,000             14.45(3)           10,837,500               2,861.10
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to
be issued under the 2000 Director
Stock Option Plan                           500,000             17.00(2)            8,500,000               2,244
---------------------------------------------------------------------------------------------------------------------
                     Total:               8,059,750(4)                            $77,634,522.35          $20,496
---------------------------------------------------------------------------------------------------------------------

(1) 4,369,513 shares issuable under the 1999 Stock Incentive Plan, as amended, are issuable upon the exercise of currently outstanding options with fixed exercise prices. Pursuant to Rule (h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee for these shares has been computed based on the average weighted exercise price per share at which the outstanding options under this plan may be exercised.

(2) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the Public Offering Price set forth in the Prospectus, dated July 13, 2000, relating to the registrant's initial public offering of Common Stock.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon 85% of the Public Offering Price set forth in the Prospectus, dated July 13, 2000, relating to the registrant's initial public offering of stock. Pursuant to the 2000 Employee Stock Purchase Plan, shares of common stock are sold at the lower of 85% of the fair market value at the start date of the offering period or the ending date of the offering period.

(4) Pursuant to Rule 416 of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Stock Incentive Plan, as amended, 2000 Employee Stock Purchase Plan and 2000 Director Stock Option Plan, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     The Registrant's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") and the Registrant's Second Amended and Restated By-Laws (the "Restated By-Laws") will be effective upon the closing of the Registrant's initial public offering on July 18, 2000. The Restated Certificate provides that, except to the extent prohibited by the Delaware General Corporation Law (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Restated Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. The Registrant has obtained liability insurance for its officers and directors.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL including for an unlawful payment of dividend or unlawful stock purchase or redemption, or
(iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's Restated By-Laws, any agreement, a vote of stockholders or otherwise. The Restated Certificate eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the Restated By-Laws, provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts on July 13, 2000.

                              NETWORK ENGINES, INC.

                              By: /s/ Lawrence A. Genovesi
                                 -------------------------------
                              Lawrence A. Genovesi
                              Chairman of the Board, President,
                              Chief Executive Officer and Chief
                              Technology Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Network Engines, Inc., hereby severally constitute and appoint Lawrence A. Genovesi, Douglas G. Bryant and Philip P. Rossetti and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Network Engines Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                            Title                            Date

     /s/ Lawrence A. Genovesi
-------------------------------------
         Lawrence A. Genovesi           Chairman of the Board, President,        July 13, 2000
                                        Chief Executive Officer and Chief
                                        Technology Officer
     /s/  Douglas G. Bryant
-------------------------------------
          Douglas G. Bryant             Vice President of Administration,        July 13, 2000
                                        Chief Financial Officer,
                                        Treasurer and Secretary
                                        (Principal Financial and
                                        Accounting Officer)


       /s/ John A. Blaeser
-------------------------------------
           John A. Blaeser              Director                   July 13, 2000

      /s/  Lawrence Kernan
-------------------------------------
           Lawrence Kernan              Director                   July 13, 2000

      /s/ Dennis A. Kirshy
-------------------------------------
          Dennis A. Kirshy              Director                   July 13, 2000

      /s/ Frank M. Polestra
-------------------------------------
          Frank M. Polestra             Director                   July 13, 2000

     /s/ Michael H. Shanahan
-------------------------------------
         Michael H. Shanahan            Director                   July 13, 2000

     /s/ Robert M. Wadsworth
-------------------------------------
         Robert M. Wadsworth            Director                   July 13, 2000

                                 EXHIBIT INDEX

Exhibit
Number                   Description
-------                  -----------

3.1 Second Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the Registrant's initial public offering (Incorporated herein by reference to Exhibit
          3.2 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000 (File No. 333-34286))

3.2 Second Amended and Restated By-Laws of the Registrant, to be effective upon the closing of the Registrant's initial public offering (Incorporated herein by reference to Exhibit 3.4 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000 (File No. 333-34286))

4.1 Specimen certificate for shares of the Registrant's common stock ((Incorporated herein by reference to Exhibit 4.1 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000 (File No. 333-34286))

5.1       Opinion of Hale and Dorr LLP

10.1 1999 Stock Incentive Plan of the Registrant (Incorporated herein by reference to Exhibit 10.2 to the Registrant's Form S-1 Registration Statement, filed April 7, 2000 (File No. 333-34286))

10.2 First Amendment to the Registrant's 1999 Stock Incentive Plan (Incorporated herein by reference to Exhibit 10.16 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000(File No. 333-34286))

10.3 2000 Employee Stock Purchase Plan of the Registrant (Incorporated herein by reference to Exhibit 10.4 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000 (File No. 333-34286))

10.4 2000 Director Stock Option Plan of the Registrant (Incorporated herein by reference to Exhibit 10.5 to the Registrant's Amendment No. 1 to Form S-1 Registration Statement, filed May 19, 2000 (File No. 333-34286))

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2      Consent of PricewaterhouseCoopers LLP

24.1      Power of Attorney (included on pages II-5 and II-6)